Exhibit 99.1

______________________________________________________

Engility Reports First Quarter 2018 Results

•	Revenue of $477 million, a $12 million increase from the fourth quarter of 2017
•	GAAP net income attributable to Engility of $6 million, or $0.17 per diluted share, which includes $10 million, or $0.28 per diluted share, of debt repricing, income taxes and non-core operating costs
•	EBITDA of $39 million, or 8.1% of revenue, and adjusted EBITDA of $40 million, or 8.4% of revenue
•	First quarter 2018 and trailing twelve-month book-to-bill ratio of 0.9x

CHANTILLY, VA – May 2, 2018, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the first quarter ended March 30, 2018.

CEO Commentary

“We had a successful first quarter as we exceeded revenue and bookings expectations and recorded profit that was consistent with our full-year guidance,” said Lynn Dugle, Chairman, President and CEO of Engility. “We are effectively executing our strategy to protect our base, grow existing contracts and deliver tool-enabled solutions to expand into new markets. We are excited about the future given the quality of our pipeline, an improving federal budget environment and the internal investments we are making to achieve organic growth in 2019.”

First Quarter 2018 Results

Total revenue for the first quarter of 2018 was $477 million. GAAP operating income was $27 million and GAAP operating margin was 5.8%. GAAP net income attributable to Engility was $6 million, or $0.17 per diluted share. GAAP net income attributable to Engility includes $10 million, or $0.28 per diluted share, of debt repricing, income taxes and non-core operating costs. Cash taxes paid in the first quarter of 2018 were $0.3 million. These costs are outlined in the non-GAAP financial information provided in the tables included herein. EBITDA was $39 million and EBITDA margin was 8.1%.

Adjusted operating income was $35 million and adjusted operating margin was 7.4%. Adjusted EBITDA was $40 million and adjusted EBITDA margin was 8.4%.

The company also closed on the repricing of its aggregate $703 million B1 and B2 term loans during the first quarter of 2018. As a result of this transaction, the company lowered the interest rates on both term loans by 50 basis points and increased the capacity on its revolving loan facility by $25 million.

Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators

•	Book-to-bill ratio for the first quarter of 2018 was 0.9x on net bookings of $440 million. Trailing twelve-month book-to-bill ratio was 0.9x on net bookings of $1.8 billion.
•	Total estimated contract value at the end of the first quarter of 2018 was $3.4 billion, consistent with the value at the end of 2017.
•	Days sales outstanding, net of advanced payments, was 61 days at the end of the first quarter of 2018, compared to 60 days at the end of the first quarter of 2017.
•	Cash flows generated from operating activities for the first quarter of 2018 was $6 million, compared to cash used of $12 million for first quarter of 2017.
•	During the first quarter of 2018, the company made total debt payments of $20 million.

Key First Quarter 2018 Contract Awards

•

Awarded an $85 million Naval Air Warfare Center Aircraft Division Code AIR-4.1—Systems Engineering Department recompete contract. Under this contract, the company will provide systems engineering assessment of cost, schedule, emerging technology and maturity of design for all NAVAIR acquisition programs in support of the NAVAIR Systems Engineering Department.

•

Awarded three significant sole-source contacts with the U.S. intelligence community totaling $76 million. The company will perform classified intelligence analysis, cybersecurity and systems engineering efforts.

•

Obtained a position for new work on the recently awarded Mission Systems Operations Contract. This further expands the company’s work at NASA’s Johnson Space Center in Houston and enables us to establish new relationships and enhance existing ones.

Recent Developments

•

In April 2018, awarded a $90 million SeaPort-e® task order to support the U.S. Navy’s tactical afloat and submarine local area networks. Engility’s cybersecurity, software and systems engineering expertise will continue to help the Navy field their next generation tactical afloat networks.

•

In April 2018, launched MetaSiftTM, a highly-versatile data analytics integration platform developed specifically to help the intelligence and defense communities better find actionable information in huge amounts of data. Built on an open architecture, the platform uses source-agnostic tools to ingest, manage and quickly retrieve data.

Fiscal Year 2018 Guidance

The company is reiterating the fiscal year 2018 guidance it first issued on March 1, 2018, based on Engility’s financial results for the first quarter of 2018 and its current outlook for the remainder of 2018. The table below summarizes the company’s fiscal year 2018 guidance.

Fiscal Year 2018 Guidance
Revenue	$1.83 billion - $1.91 billion
GAAP Diluted EPS (1)	$0.81 - $0.91
EBITDA	$160 million - $170 million
Operating Cash Flow	$100 million - $110 million

(1)  2018 GAAP diluted EPS guidance includes approximately $25 million of amortization expense related to intangible assets acquired by the company. It also assumes diluted weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of approximately 25 percent.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition, restructuring and related expenses, legal and settlement costs, refinancing-related expenses, and the impact of certain tax related items. These items have been adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2018 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of potential restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 8:30 a.m. Eastern Time on May 2, 2018 (today), to discuss the financial results for its first quarter 2018.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.engility.com. Listeners also may access a slide presentation on the website, which summarizes the company’s first quarter 2018 results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 2791259.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through May 9, 2018 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 2791259.

About Engility

Engility (NYSE: EGL), a $2 billion technology leader, has thousands of employees around the world working to make a difference. Our history of delivering results for the defense, federal civilian, intelligence and space industries spans more than 60 years. We provide leading-edge solutions and services on Earth, in space and across cyber by leveraging expertise in systems engineering & integration, high performance computing, cybersecurity, readiness & training, enterprise modernization and mission operations support.  To learn more about us, please visit www.engility.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engility.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engility.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engility.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 30, 2018	March 31, 2017
Revenue	$476,560	$485,215
Costs and expenses
Cost of revenue	412,022	415,023
Selling, general and administrative expenses	37,075	36,506
Total costs and expenses	449,097	451,529
Operating income	27,463	33,686
Interest expense, net	19,378	20,921
Other expenses (income), net	(142)	7
Income before provision for income taxes	8,227	12,758
Provision for income taxes	1,639	5,010
Net income	6,588	7,748
Less: Net income attributable to non-controlling interest	99	815
Net income attributable to Engility	$6,489	$6,933

Earnings per share attributable to Engility
Basic	$0.18	$0.19
Diluted	$0.17	$0.18

Weighted average number of shares outstanding
Basic	36,853	36,781
Diluted	37,457	37,766

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 30,	December 31,
	2018	2017
Assets:
Current assets:
Cash and cash equivalents	$22,172	$41,890
Accounts receivables, net	101,183	108,100
Unbilled receivables	249,300	222,994
Other current assets	19,646	19,681
Total current assets	392,301	392,665
Property, plant and equipment, net	42,153	44,006
Goodwill	1,071,371	1,071,371
Identifiable intangible assets, net	353,288	361,410
Deferred tax assets	147,124	150,535
Other assets	5,151	6,021
Total assets	$2,011,388	$2,026,008
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$25,260	$26,947
Accounts payable, trade	52,392	52,954
Accrued employment costs	92,975	77,545
Accrued expenses	70,378	74,856
Advance payments and billings in excess of costs incurred	27,833	30,380
Income tax liabilities	261	548
Other current liabilities	15,755	26,688
Total current liabilities	284,854	289,918
Long-term debt	922,465	938,687
Income tax liabilities	61,133	62,219
Other liabilities	58,877	59,079
Total liabilities	1,327,329	1,349,903
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of March 30, 2018 or December 31, 2017	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,955 and 36,822 shares issued and outstanding as of March 30, 2018 and December 31, 2017, respectively	370	368
Additional paid-in capital	1,245,262	1,244,940
Accumulated deficit	(568,360)	(576,019)
Accumulated other comprehensive loss	(2,855)	(3,805)
Total equity attributable to Engility	674,417	665,484
Non-controlling interest	9,642	10,621
Total equity	684,059	676,105
Total liabilities and equity	$2,011,388	$2,026,008

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 30, 2018	March 31, 2017
Operating activities:
Net income	$6,588	$7,748
Share-based compensation	2,183	1,637
Depreciation and amortization	11,137	10,861
Loss (gain) on sale of property, plant and equipment	3	(570)
Loss on extinguishment of debt	253	—
Amortization of bank debt fees	1,920	2,133
Deferred income taxes	2,519	6,319
Excess tax deduction on share-based compensation	146	(416)
Changes in operating assets and liabilities:
Receivables	(13,906)	(21,122)
Other assets	(4,126)	130
Accounts payable, trade	(539)	7,811
Accrued employment costs	15,429	(8,122)
Accrued expenses	(5,057)	(3,144)
Advance payments and billings in excess of costs incurred	(2,547)	816
Other liabilities	(8,191)	(16,474)
Net cash provided by (used in) operating activities	5,812	(12,393)
Investing activities:
Proceeds from sale of business, net of amount placed in escrow	(1,900)	23,005
Proceeds from sale of property, plant and equipment	—	2,902
Capital expenditures	(608)	(1,505)
Net cash provided by (used in) investing activities	(2,508)	24,402
Financing activities:
Repayment of long-term debt	(20,038)	(32,336)
Gross borrowings from revolving credit facility	60,000	129,000
Gross repayments of revolving credit facility	(60,000)	(129,000)
Debt issuance costs	(45)	—
Payment of employee withholding taxes on share-based compensation	(1,861)	(41)
Dividends paid	—	(407)
Distributions to non-controlling interest member	(1,078)	(2,586)
Net cash used in financing activities	(23,022)	(35,370)
Net change in cash and cash equivalents	(19,718)	(23,361)
Cash and cash equivalents, beginning of period	41,890	48,236
Cash and cash equivalents, end of period	$22,172	$24,875

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended
	March 30, 2018	March 31, 2017
Net income	$6,588	$7,748
Provision for income taxes (1)	1,639	5,010
Other expenses (income), net	(142)	7
Interest expense, net (2)	19,378	20,921
Operating income	27,463	33,686

Adjustments
Acquisition, restructuring and related expenses, excluding amortization	1,432	1,403
Acquisition-related intangible amortization	6,334	6,335
Loss on sale of business and property, plant and equipment, net	3	(570)
Total adjustments	7,769	7,168
Adjusted operating income	$35,232	$40,854

Operating margin	5.8%	6.9%
Adjusted operating margin	7.4%	8.4%

(1)	Cash paid for income taxes for the three months ended March 30, 2018 and March 31, 2017 was $251 and $203, respectively.

(2)	Interest expense, net, included refinancing-related expenses of $1,918 and $1,692 for the three months ended March 30, 2018 and March 31, 2017, respectively.

Supplemental:

For the three months ended March 30, 2018 and March 31, 2017, the impacts to GAAP net income attributable to Engility from the provision for income taxes and the adjustments noted in the above table were $9 million and $12 million, respectively. These results have not been adjusted for cash taxes paid or refinancing-related expenses as noted in footnote 1 and footnote 2, respectively.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended
	March 30, 2018	March 31, 2017
Net income	$6,588	$7,748

Interest, taxes, and depreciation and amortization
Interest expense	19,378	20,921
Provision for income taxes	1,639	5,010
Depreciation and amortization	11,137	10,861
EBITDA	38,742	44,540

Adjustments to EBITDA
Acquisition, restructuring and related expenses, excluding amortization	1,432	1,403
Loss on sale of business and property, plant and equipment, net	3	(570)
Adjusted EBITDA	$40,177	$45,373

EBITDA Margin	8.1%	9.2%
Adjusted EBITDA Margin	8.4%	9.4%